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EXHIBIT 10.d.4

THIS AGREEMENT is made the 7th (seventh) day of June 2005

BETWEEN:

(1) PREVENTION TECHNOLOGIES LIMITED a company incorporated under the laws of England and Wales with registered no. 3980753 whose registered office is at Lanmor House, 370/386 High Road, Wembley, Middlesex HA9 6AX (the "Principal"); and

(2) PIVX SOLUTIONS INC a company incorporated under the laws of Nevada with registered no. [ 87-0618509 ] whose registered office is at 23 Corporate Plaza Drive, Suite 280, Newport Beach, CA 92660 USA (the "Agent").

WHEREAS:

(A)      The Principal sells computer security software worldwide.

(B) The Principal and now wishes to appoint the Agent as its [non-]exclusive agent (with the title of General Sales Agent) for the promotion and sale of Products within the Territory, as defined below.

NOW IT IS HEREBY AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement including the recitals, the following words shall have the following meanings:

"Commencement Date"                 means 7th June 2005;

"Confidential Information"          information of a confidential nature
                                    (including trade secrets and information of commercial value) known to the Principal and concerning the Principal and the Products and communicated to the Agent by the Principal;

"Control"                           means the ability to direct the affairs of
                                    another whether by virtue of the ownership of shares, contract or otherwise;

"Intellectual Property"             means any patent, copyright, registered
                                    design, unregistered design right, trade mark or other industrial or intellectual property owned or used by the Principal subsisting in the Territory in respect of the Products together with any current applications for any registerable items of the foregoing;

"Local Regulations"                 laws and regulations application to the
                                    Products in the Territory;

"Minimum Sales Target"              means, in relation to each Year, the amount
                                    of sales of the Products as may be agreed in writing between the parties in relation to any Year;

"Net Price"                         means, in relation to any Products, the
                                    price actually charged to the customer less any value added or other sales tax thereon included in the price, any transport, haulage or insurance charges included in the price and any discounts, rebates or returns;


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"Products"                          means the products of the type and
                                    specification sold by the Principal and
                                    described in Schedule 1 together with any other products from time to time distributed by the Principal and which the Principal may permit the Agent by express notice in writing to promote and sell in the Territory but excluding any products which the Principal ceases to distribute;

"Quarter"                           means each period of three calendar months
                                    ending on 31st March, 30th June, 30th
                                    September and 31st December;

"Territory"                         means the areas specified in Schedule 2;

"Year" means the period of 12 months from the Commencement Date and each consecutive period of 12 months thereafter during the period of the Agreement.

1.2 References to Clauses, sub-clauses and Schedules are to the clauses and sub-clauses of and schedules to this Agreement.

1.3 Headings are for convenience only and shall be ignored in interpreting this Agreement.

2.       APPOINTMENT

2.1 The Principal hereby appoints the Agent as its non-exclusive agent to promote and sell the Products in the Territory on the terms of this Agreement and the Agency hereby accepts the appointment on those terms.

2.2 The Principal may during the continuance of this Agreement appoint any other person, firm or company as its agent for the promotion or sale of the Products in the Territory or for the solicitation of customers for the Products in the Territory.

2.3 The Principal reserves the right to supply Products directly to customers in the Territory rather than refer them to the Agent.

2.4 The Agent shall not outside the Territory actively market the Products nor solicit any orders for the Products.

2.5 The Agent shall, but only in relation to specific transactions agreed by the Principal and the Agent to be covered by this sub-clause, personally guarantee to the Principal the payment by the buyer of the price and due performance by the buyer of its other obligations under contracts for the sale of Products concluded by the Agent on the Principal's behalf, whether or not the buyer ultimately pays and performs under those contracts of sale. The Agent shall not, however, be liable under this sub-clause where the failure by the buyer to pay or to perform under the relevant sale contract is caused by some default by the Principal.


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2.6      The Agent shall not, except with the Principal's prior written consent during the term of this Agreement and for a period of two years following the termination or expiry of this Agreement, be involved directly or indirectly in the development, manufacture or sale of any goods in the Territory which compete with the Products, and shall not buy the Products on its own account for resale.

3.       AGENT'S OBLIGATIONS

         The Agent undertakes and agrees with the Principal at all times during the term of this Agreement:

         GENERALLY

3.1 To act towards the Principal conscientiously and in good faith and not to allow its interests to conflict with the duties that it owes to the Principal under this Agreement and the general law.

3.2 Except as authorised by the Principal, not to act in a way which will incur any liabilities on behalf of the Principal nor to pledge the credit of the Principal.

3.3 To comply with all reasonable and lawful instructions of the Principal from time to time concerning the marketing and sale of the Products in the Teritory, and generally to cary out its agency in such manner as it thinks best to promote the interest of the Principal.

3.4 To use all reasonable endeavours to promote and sell the Products in the Territory with all due care and diligence, to seek to improve the Principal's goodwill in the Territory.

3.5 To negotiate, conclude and enter into contracts for the sale of the Products in the name of and on behalf of the Principal without prior reference to the Principal

         3.5.1 only on the Principal's standard terms and conditions of sale unless specifically authorised otherwise by the Principal under Clause 4; and

         3.5.2 subject to receiving the prior written permission of the Principal to sell to the customer in question. Such consent shall not be unreasonably withheld or delayed by the Principal and may be sought by the Agent in advance of soliciting an order from the customer.

3.6 To act in accordance with sound commercial principles in its relations with customers and potential customers in the Territory (including as to assessing and where appropriate obtaining independent assessments of their creditworthiness) and to do nothing which the Principal considers could be prejudicial to its goodwill or commercial interests.

         "HOLDING OUT"

3.7 To describe itself in all dealings with the Products and in al associated advertising and promotional material and (if any description is provided there) at its premises as "sales agent" or "selling agent" of the Principal.

         FACILITIES

3.8 To establish by the Commencement Date and maintain thereafter such administration facilities and systems as may be necessary for the effective performance of its duties under this Agreement.


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3.9      To employ a sufficient number of suitably qualified dedicated personnel to ensure the proper fulfillment of the Agent's obligations under this Agreement, including without limitation attending (upon reasonable notice) meetings with the Principal to discuss the marketing and selling of the Products in the Territory, attending trade exhibitions and other sales outlets as the Principal considers appropriate, and making regular and sufficiently frequent calls on customers or potential customers to promote the Products.

         INFORMATION, REPORTING ETC.

3.10 To keep the Principal fully informed of its activities concerning the promotion and sale of the Products and to provide the Principal with reports on request.

3.11 To keep the Principal fully and promptly informed of conditions and developments in the market for and use of the Products in the Territory (whether advantageous or disadvantageous to the Principal), of competing products and the activities of the Principal's competitors in the Territory and to perform market research accordingly.

3.12 To keep the Principal fully and promptly informed of its anticipated volumes of sales of the Products, so that the Principal may supply to the Agent sufficient volumes of stock of the Products to meet customers' requirements in a timely manner.

3.13 Promptly to inform the Principal of any order or enquiry concerning orders for the Products received for supply outside the Territory.

3.14 To inform the Principal promptly of any complaint or after-sales enquiry concerning the Products received by the Agent.

3.15 To maintain a list of customers and potential customers for the Products in the Territory from time to time, and on request to supply the Principal with an up-to-date copy of that list.

3.16 To obtain where appropriate sales tax registration details from customers within the Territory and communicate this information to the Principal.

3.17 To use any samples of the Products provided under Clause 5.3.1 only for disposal free of charge to customers or potential customers for the Products in the Territory, for the purpose of promoting sales of the Products there.

3.18 At its own expense to insure and keep insured all of the Principal's property which may at any time be in the Agent's possession custody or control with an insurer nominated by the Principal to its full replacement value against all the risks for which a prudent trader would insure his own property of the same type, to show to the Principal on demand the policy document and the most recent receipt for premium, to perform any obligation required of it under the terms of such insurance, to do nothing which could invalidate any such insurance, and to pay to the Principal promptly on receipt the proceeds of any insurance claim made in respect thereof, holding the same pending such payment in the trust bank account referred to in Clause 6.13.

         INVOICING OF CUSTOMERS, COLECTING PAYMENT, DISPUTES

3.19 To issue invoices to customers (in a form suitable for value added tax or other sales tax purposes) in respect of the sale of Products under this Agreement, and to receive payment for the same.


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3.20     To take such action as the Principal may from time to time request to seek to collect the debts owing to the Principal by customers in the Territory or to assist the Principal in taking such action. In particular, the Agent shall utilise the weekly outstanding payment listings sent from the Principal to identify outstanding debts and take appropriate action.

3.21 Not without prior reference to the Principal (and then only acting strictly on the Principal's express instructions) on behalf of the Principal to take part in any dispute or commence or defend any court or other dispute proceedings or settle or attempt to settle or make any admission concerning any such proceedings.

         INDEMNITY TO PRINCIPAL

3.22 To indemnify the Principal against any liabilities incurred by the Principal as a result of the Agent breaching any law from time to time in force in the Territory or the incurring of which is otherwise not authorised by the Principal hereunder.

         ALLOWING PRINCIPAL ACCESS TO PREMISES

3.23 To allow the Principal's authorised representatives at any reasonable time to have access to the Agent's premises (or to arrange for the Principal's authorised representatives to have access to other relevant premises) for the purpose of inspecting the Agent's books and records and for inspecting or taking stock of or possession of any of the Principal's property which is in the Agent's possession, custody or control.

4.       SALE OF PRODUCTS

4.1 All sales of the Products by the Agent on behalf of the Principal shall be on the Principal's standard terms and conditions for the sale of the Products in the Territory as varied from time to time (a copy of the current version of which is attached as Schedule 3) or on such other terms and conditions as the Principal may at any time specify in writing to the Agent.

4.2 The Agent shall, in the course of dealing with customers and prospective customers for the Products, bring to their notice the Principal's terms and conditions referred to in sub-clause 4.2.

4.3 The Agent shall not without the Principal's prior written consent make or give any representations, warranties or other promises concerning the Products beyond those contained in the Principal's standard terms and conditions referred to in sub-clause 4.2 above.

4.4 The Agent shall not become the owner of any Products nor of any other goods delivered from the Principal to the Agent.

4.5 The Principal and Agent shall 14 days before the beginning of each Quarter agree and target volumes for the next Quarter in relation to each of the Products.

4.6 Provided the Principal supplies the same under Clause 5.3.2, the Agent shall hold as stock adequate volumes of the Products so that it can meet orders from customers in a prompt manner and in accordance with the delivery timetables it has agreed and anticipates agreeing with them.

4.7 The Principal shall give the Agent 14 days' notice of any changes in the prices of the Products or in its standard terms and conditions of sale.


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4.8      The Principal will give the Agent at least 1 month's written notice of its intention to extend the range of Products or discontinue supplies to the Agent of any of them.

5.       PRINCIPAL'S UNDERTAKINGS

         The Principal undertakes and agrees with the Agent during the term of this Agreement:

         GENERALLY

5.1 To act at all times in its relations with the Agent dutifully and in good faith. Indemnity

5.2 Subject to the following and provided the Agent performs its obligations under this Agreement, to indemnify the Agent against any liabilities which the Agent may incur as a result of acting with reasonable care and skill within the scope of its authority under this Agreement as agent for the Principal.

         SALES OBLIGATIONS

5.3      To supply to the Agent:

         5.3.1 at the Principal's own expense such samples, sales literature and other documentation and information and such technical, market and other support as the Agent may from time to time reasonably require for the purposes of promoting and selling the Products and to enable it properly and efficiently to discharge its duties under this Agreement;

         5.3.2 stocks of the Products delivered to the Agent's premises at the Principal's expense in such volumes as the Principal may decide and (subject to causes not within the Principal's control) to replenish that stock as necessary.

5.4 Within a reasonable period of becoming aware of the same and subject to its rights thereunder, to perform any contracts for the sale of the Products made on its behalf by the Agent under this Agreement.

         DEALINGS WITH CUSTOMERS' COMPLAINTS ETC.

5.5 Promptly and efficiently to deal with any complaint or dispute or after-sales enquiry relating to the Products raised by a customer in the Territory.

         INFORMATION

5.6 Where appropriate, to inform the Agent within a reasonable time if any contract concluded on its behalf by the Agent will not be performed by it, and of the reason for such non-performance.

5.7 To give the Agent reasonable notice if at any time it expects that the volume of sales of the Products will be significantly lower than the volume that the Agent would expect under normal circumstances.

6.       PAYMENTS

         GENERAL


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6.1      The Agent shall pay to the Principal a fixed price per unit as set out in Appendix A (the "Fixed Fee") of all Products for which the Agent concludes a sale contract on behalf of the Principal pursuant to and during the term of this Agreement.

6.2 The Fixed Fee shall become due to the Principal as soon as and to the extent that the Agent receives for immediate value from or on behalf of the customer the price in respect of the sale of the relevant Products. Where the relevant sale contract provides for payment of the price by installments, a proportionate part of the Fixed Fee shall become due to the Principal as soon as such installments are received for immediate value by the Agent, that proportion being equivalent to the proportion which such installments bear to the total contract price.

6.3 The Agent shall pay the Principal the Fixed Fee due under this Agreement by no later than 14 (fourteen) days after the receipt of payment from customer.

6.4 All sums payable under this Agreement are exclusive of any value added tax or other applicable sales tax, which shall be added to the sum in question. Where relevant a VAT invoice will be provided against any payment.

6.5 In the absence of contrary agreement, the Fixed Fee will be paid to the Principal in the same currency in which payment of the price under the relevant sale contract was made.

6.6 If any dispute arises as to the amount of payable by the Agent to the Principal, the same shall be referred to the Agent's auditors for settlement and their certificate shall be final and binding on both parties.

         CALCULATION OF THE FIXED FEE, ACCOUNTING AND METHOD OF PAYMENT

6.7      For the purposes of establishing the amount of the Fixed Fee due to the
         Principal:

         6.7.1 the Agent shall within 14 days after the end of each Month send to the Principal a statement showing the aggregate Net Price of each description of Products sold by the Agent on behalf of the Principal during that Month and shall remit to the Principal with such statement the Fixed Fee for that Month without any set of or deduction;

6.8 The Agent shall collect and hold as trustee in a separate bank account in the name of the Agent but designated as a trust account for the Principal's benefit all moneys due to the Principal in respect of such sales or otherwise (except for any remitted directly by the customer to the Principal), shall transfer the same to the Principal without deduction pursuant to sub-clause 6.12.1, and shall account on demand to the Principal for any interest earned on credit balances from time to time in that account.

6.9 Each party shall keep separate accounts and records giving correct and adequate details of all enquiries received and transactions conducted by the Agent on the Principal's behalf and separate files of vouchers, invoices and receipts relevant to this Agreement, and shall permit the duly appointed representatives of the other party at all reasonable times to inspect all such accounts and records and to take copies thereof.

7.       ADVERTISING AND PROMOTION

7.1      The Agent shall:


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         7.1.1    be responsible for the advertising and promotion of the
                  Products in the Territory, provided that the production and use by the Agent of any advertising materials and promotional literature in relation to the Products not provided by the Principal shall be subject to the prior written consent of the Principal;

         7.1.2 submit an annual advertising and promotion programme to the Principal for its approval and arrange at its own expense and spend a minimum sum of (pound)0 on the implementation of the programme;

         7.1.3 display advertising materials and other signs provided by the Principal;

         7.1.4 arrange and participate in exhibitions and fairs in the Territory in accordance with the proposals submitted in 7.1.2 above.

         7.1.5 observe all directions and instructions given to it by the Principal in relation to promotion and advertisement of the Products, and shall not make any written statement as to the quality or manufacture of the Products without the prior written approval of the Principal.

7.2 The Principal shall provide the Agent with information on the advertising and promotion carried out by the Principal and with the materials, information and support referred to in Clause 5.3.1.

7.3 The Principal shall, where mutually agreed, participate with the Agent in fairs and exhibitions in the Territory.

7.4 The Principal reserves the right to advertise and promote the Products in the Territory.

8.       COMPLIANCE WITH LAWS AND REGULATIONS

8.1 The Principal warrants to the Agent that (i) the Products to be delivered to customers in the Territory will on arrival in the Territory comply with the Local Regulations concerning design, manufacture, construction, composition, packaging and labeling, being those in force at the date of this Agreement and that (i) provided that the Agent complies with its obligations under this Agreement and, subject to sub-clause 8.2, the Products may at the date of this Agreement be lawfully sold in the Territory.

8.2 The Agent shall be responsible for obtaining any licences, registrations, permits or approvals necessary or advisable for the importation, promotion and sale of the Products in the Territory. The Principal shall provide the Agent with reasonable assistance and support (including in particular technical advice and information) to that end.

8.3 The Agent shall comply with all Local Regulations concerning marketing and sale, and with all and any conditions binding upon it in any licences, registrations, permits and approvals referred to in sub-clause 8.2.

8.4 The Agent shall give the Principal as much advance notice as possible of any prospective or actual changes in the Local Regulations or any prospective or actual change in any condition in any licence, registration, permit or approval as referred to in sub-clause 8.2.

8.5 On receipt of notification from the Agent of any change in the Local Regulations, the Principal shall endeavour to ensure that the Products comply with that change, by the date of implementation of that change or as soon as is reasonably possible thereafter.


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9.       INTELLECTUAL PROPERTY

9.1 The Agent acknowledges that the Principal's rights to the Intellectual Property used on or in relation to the Products and the Principal's business and the goodwill connected with that are the Principal's property.

9.2      The Agent accepts that:

         9.2.1 it is only permitted to use the Intellectual Property for the purposes of and during the term of this Agreement and only as authorised by the Principal hereunder;

         9.2.2 other than to that extent, it has and will have no right to use or to allow others to use the Intellectual Property or any part of it. It shall not seek to register any Intellectual Property on behalf of the Principal without the Principal's express consent;

         9.2.3 it will not use any trade mark or trade names or get-up which resemble the Principal's trade marks or trade names or get-up and which would therefore be likely to confuse or to mislead the public or any section of the public;

         9.2.4 it will not do or omit to do or authorise any third party to do or to omit to do anything which could invalidate the Intellectual Property;

         9.2.5 it will make a statement in any advertising material and promotional literature produced by or for it in connection with the Products as to the ownership of any relevant Intellectual Property used or referred to therein.

9.3      The Agent shall notify the Principal of:

         9.3.1 any actual, threatened or suspected infringement in the Territory of any Intellectual Property of which the Agent becomes aware;

         9.3.2 any claim by any third party of which it becomes aware that the importation or sale of the Products into or in the Territory infringes any rights of any other person.

9.4 The Agent shall, at the request and expense of the Principal and on a full indemnity basis (but not otherwise), take all such steps during the term of this Agreement as the Principal may reasonably require to assist the Principal in maintaining the Intellectual Property as valid and effective or to take or defend any court or other dispute proceedings concerning intellectual property maters.

10.      PRODUCT LIABILITY AND INSURANCE

10.1 Subject to fulfillment by the Agent of its obligations under this Agreement, the Principal shall indemnify the Agent against any liability incurred by the Agent in respect of damage to property, death or personal injury arising from any fault or defect in the materials or workmanship of the Products and any reasonable costs, claims, demands and expenses arising out of or in connection with that liability (a "Relevant Claim"), except to the extent that the liability arises as a result of the action or omission of the Agent.


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10.2     The Principal shall maintain adequate product liability insurance for the duration of this Agreement with a reputable insurer and shall provide a copy of the insurance policy to the Agent upon request by the later.

10.3 The Agent shall immediately it becomes aware of a matter which may result in a Relevant Claim (whether against the Agent or only against the Principal):

         10.3.1   give notice to the Principal of the details of the mater;

         10.3.2 afford access to the Principal and permit copies to be taken of any materials, records or documents as the Principal may require to take action under sub-clause 10.3.3;

         10.3.3 allow the Principal the exclusive conduct of any proceedings and/or take whatever action as the Principal shall direct to defend or resist the matter,, including the use of professional advisers nominated by the Principal; and

         10.3.4 not admit liability or settle the mater without the prior written consent of the Principal.

10.4 The Agent undertakes to maintain appropriate up-to-date and accurate records to enable the immediate recall of any of the Products or any of them from the retail and/or wholesale markets. These records shall include records of deliveries to customers (including details of batch numbers, delivery date, name and address of customer, and telephone number and fax or telex number (and e-mail address if available)).

10.5 The Agent shall, at the Principal's cost, give such assistance as the Principal shall require for the purpose of recalling as a matter of urgency any quantities of the Products or any of them from the retail and/or wholesale market.

11.      DURATION AND TERMINATION

11.1 This Agreement shall come into effect on the Commencement Date and, subject to sub-clause 11.2, shall continue in force for an initial term of 2 Years and indefinitely thereafter until terminated by either party giving prior written notice in accordance with sub-clause 11.4 to expire on or after the expiry date of the initial term.

11.2 The Principal may give notice in writing to the Agent terminating this Agreement with immediate effect if:

         11.2.1 the Agent commits any serious breach of any of the terms of this Agreement and that breach (if capable of remedy) is not remedied within fifteen (15) working days of notice being given by the Principal requiring it to be remedied;

         11.2.2 the Agent fails in any Year to meet the Minimum Sales Target for that Year.

         11.2.3 an order is made or a resolution is passed for the winding- up of the Agent or an order is made for the appointment of an administrator to manage the affairs, business and property of the Agent or a receiver and/or manager or administrative receiver is appointed in respect of all or any of the Agent's assets or undertaking or circumstances arise which entitle the Court or a creditor to appoint a receiver and/or manager or administrative receiver or which entitle the Court to make a winding-up or bankruptcy order or the Agent takes or suffers any similar or analogous action in consequence of debt;


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         11.2.4   there is a change of Control of the Agent;

         11.2.5   the Agent ceases, or threatens to cease, to carry on business;

         11.2.6 the Agent purports to assign its rights or obligations under this Agreement;

         11.2.7 the Principal ceases to produce or distribute generally the Products;

         11.2.8 if the Agent being an individual reaches the normal retiring age for agents in this sector in the Territory or in any event the age of 65 or dies.

11.3 For the avoidance of doubt, a breach of any of Clauses 6 and 13 is a serious breach for the purposes of sub-clause 11.2.1.

11.4 For the purposes of sub-clause 11.1, the period of notice shall be not less than:

         11.4.1   one month for the first Year;

         11.4.2   two months for the second Year;

         11.4.3   three months for the third Year; and

         11.4.4   three months if the Agreement lasts longer than three years,

                  and for the purpose of this clause, (i) the length of this Agreement is the aggregate of the initial term of the Agreement and any subsequent period of this Agreement; and (i) the end of the period of written notice need not coincide with the end of a calendar month.

12.      EFFECTS OF TERMINATION

12.1 Termination of this Agreement however caused shall be without prejudice to any rights or liabilities accrued at the date of termination.

12.2     Upon termination of this Agreement for any reason,

         12.2.1 if and to the extent that the Commercial Agents (Council Directive) Regulations 1993 (as from time to time amended) apply, and provided that the Agent gives notice of its intention as required thereunder, the Agent shall, unless any of the circumstances mentioned in Regulation 18 of those Regulations applies, have the right to be indemnified as provided in Regulation 17 of those Regulations. For the avoidance of doubt, the Agent shall have no right to any compensation under those Regulations upon termination of this Agreement.

         12.2.2 the Agent shall cease to promote, market, advertise or sel the Products.

         12.2.3 the Agent shall immediately cease to describe itself as an agent of the Principal and cease to use all trade marks or trade or brand names of the Principal (including without limitation on stationery and vehicles).


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         12.2.4   the Agent shall at its own expense within 30 days return to the Principal all stocks of the Products (other than any for which it has accepted orders from customers before the date of termination), samples and any advertising, promotional or sales material relating to the Products then in the possession of the Agent or otherwise dispose of the same as the Principal may instruct.

12.3 For the avoidance of doubt, the provisions of Clause 6 shall, notwithstanding termination, continue in force in relation to all sales of the Products where the sale has been concluded before the date of termination.

12.4 Termination shall not affect the operation of Clause 2.8 (restrictive covenant), Clause 5.2 (principal's indemnity in respect of agent's liabilities properly incurred prior to termination), Clauses 9.1 and
         9.2 (Intellectual Property), Clause 10.1 (Product Liability) and Clause 13 (Confidentiality) which shall remain in full force and effect.

12.5 Subject as herein provided and to any rights or obligations accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

13.      CONFIDENTIALITY

13.1 The Agent agrees that it will at all times (both during the term of this Agreement and after its termination) keep confidential, and will not use (other than strictly for the purposes of this Agreement) and will not without the prior written consent of the Principal disclose to any third party any Confidential Information, unless the information:

         13.1.1 was public knowledge or already known to the Agent at the time of disclosure; or

         13.1.2 subsequently becomes public knowledge other than by breach of this Agreement; or

         13.1.3 subsequently comes lawfully into the possession of the Agent from a third party.

13.2 To the extent necessary to implement the provisions of this Agreement (but not further or otherwise), the Agent may disclose the Confidential Information to any customers or prospective customers, to any relevant governmental or other authority or regulatory body, and (where the Agent is a body corporate), and to any employees of the Agent provided that before any such disclosure the Agent shall make those persons aware of its obligations of confidentiality under this Agreement and shall use its best endeavours to obtain a binding undertaking as to confidentiality from all such persons.

13.3 All documents and other records (in whatever form) containing Confidential Information supplied to or acquired by the Agent from the Principal shall be returned promptly to the Principal on termination, and no copies shall be kept.

14.      FORCE MAJEURE

14.1 The obligations of each party under this Agreement shall be suspended during the period and to the extent that that party is prevented or hindered from complying with them by any cause beyond its reasonable control including (insofar as beyond such control but without prejudice to the generality of the foregoing expression) strikes, lock-outs, labour disputes, act of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood, storm, difficulty or increased expense in obtaining workmen, materials, goods or raw materials in connection with the performance of this Agreement.

14.2 In the event of either party being so hindered or prevented, the party concerned shall give notice of suspension as soon as reasonably possible to the other party stating the date and extent of the suspension and its cause and the omission to give such notice shall forfeit the rights of that party to claim suspension. Any party whose obligations have been suspended as aforesaid shall resume the performance of those obligations as soon as reasonably possible after the removal of the cause and shall so notify the other party. In the event that the cause continues for more than six months either party may terminate this Agreement by giving the other party 30 days' notice.

15.      ENTIRE AGREEMENT

         This Agreement constitutes the entire understanding between the parties with respect to the subject mater of this Agreement and supersedes al prior agreements, negotiations and discussions between the parties relating to it.

16.      AMENDMENTS

         Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties to it.

17.      ASSIGNMENT

         Notwithstanding the provisions of clause 2.3 the Agent shall not without the prior written consent of the Principal assign, transfer, charge or deal in any other manner with this Agreement or its rights under it or part of it, or purport to do any of the same, nor sub-contract or delegates of any or all of its obligations under this Agreement.

18.      FREEDOM TO CONTRACT

         The parties declare that they each have the right, power and authority and have taken all action necessary to execute and deliver, and to exercise their rights and perform their obligations under this Agreement.

19.      WAIVER

         The failure of a party to exercise or enforce any right under this Agreement shall not be deemed to be a waiver of that right nor operate to bar the exercise or enforcement of it at any time or times thereafter.

20.      SEVERABILITY

         If any part of this Agreement becomes invalid, illegal or unenforceable the parties shall in such an event negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the invalid, illegal or unenforceable provision which as nearly as possible gives effect to their intentions as expressed in this Agreement. Failure to agree on such a provision within six months of commencement of those negotiations shall result in automatic termination of this Agreement. The obligations of the parties under any invalid, illegal or unenforceable provision of the Agreement shall be suspended during such a negotiation.

21.      THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

22.      NOTICES

         Any notice required to be given pursuant to this Agreement shall be in writing and shall be given by delivering the notice by hand at, or by sending the same by prepaid first class post (airmail if to an address outside the country of posting) to the address of the relevant party set out in this Agreement or such other address as either party notifies to the other from time to time. Any notice given according to the above procedure shall be deemed to have been given at the time of delivery (if delivered by hand) and when received (if sent by post).

23.      GOVERNING LAW AND JURISDICTION

         This Agreement shall be governed by and construed in accordance with English law and each party hereby irrevocably submits to the exclusive jurisdiction of the English Courts.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first above written.

                                   SCHEDULE 1

(The Products)

                                   SCHEDULE 2

(The Territory)

                                   SCHEDULE 3

1. The Parties will maintain and co-operate in the following activities: PivX Solutions

         o Incur the cost for white labeling the product (excluding testing/QA)

         o Provide "Preview" free and customize the links back to Prevention's website

         o Provide "PreView" for an agreed Non Recoverable Expense amount for white labeling with the net value shared 50 50.

         o        Proactively market and sell to our client base worldwide

         o        Offer the suite on our website

         o        Marketing Launch campaign to include:

                  o        Creating marketing materials

                  o        Press release

                  o        Mailings

                  o        Call Campaign

                  o        Webcast seminars

         o Actively market and sell to our Enterprise, SMB, Government, Academic and ISP targets

         o Actively market and sell to known account opportunities that want a security suite

         o Actively recruit resellers to include the security suite on their line card of solution offerings

         o Provide training and support to our local partners and to Prevention

PREVENTON TECHNOLOGIES LTD

         o Include PreEmpt and Preview in Prevention's security bundle targeted for their ISP clients

         o Perform the testing and Q/A needed for integrating the white labeled solution into the security suite

         o        Marketing Launch campaign to include:

                  o        Press release

                  o        Mailings

                  o        Call Campaign

                  o        Webcast seminars

         o        Actively market and sell to your client base

         o Actively market and sell to your pipeline of opportunities (specifically the ISP prospects)

         o Provide training and support to local partners and PivX tech support group

         o Support PivX in recruiting additional qualified resellers within the EMEA market.




SIGNED by                               )
for and on behalf of                    )
PREVENTIONS TECHNOLOGIES                )
LIMITED in the presence of:             )




SIGNED by                               )
for an on behalf of PIVX SOLUTIONS      )
INC in the presence of:                 )

Appendix A


Product             Keys issued (per month)               Fixed Fee to Principal
-------             -----------------------               ----------------------

Anti Virus          0-5000                                  $0.38
                    5001-20000                              $0.36
                    20001-50000                             $0.34
                    50001-100000                            $0.31
                    100001-250000                           $0.28
                    250001-1000000                          $0.25
                    1000000+                                $0.20

Product             Keys issued (per month)               Fixed Fee to Principal
-------             -----------------------               ----------------------

Firewall Pro        0-5000                                  $0.38
                    5001-20000                              $0.36
                    20001-50000                             $0.34
                    50001-100000                            $0.31
                    100001-250000                           $0.28
                    250001-1000000                          $0.25
                    1000000+                                $0.20


Product             Keys issued (per month)               Fixed Fee to Principal
-------             -----------------------               ----------------------

Parental Control    0-5000                                  $0.45
                    5001-20000                              $0.38
                    20001-50000                             $0.35
                    50001-100000                            $0.33
                    100001-250000                           $0.30
                    250001-1000000                          $0.28
                    1000000+                                $0.25


Product             Keys issued (per month)               Fixed Fee to Principal
-------             -----------------------               ----------------------

Anti Spyware        0-5000                                  $0.45
                    5001-20000                              $0.43
                    20001-50000                             $0.42
                    50001-100000                            $0.40
                    100001-250000                           $0.38
                    250001-1000000                          $0.36
                    1000000+                                $0.34



Product             Keys issued (per month)               Fixed Fee to Principal
-------             -----------------------               ----------------------

Modem Wall          0-5000                                  $0.22
                    5001-20000                              $0.22
                    20001-50000                             $0.22
                    50001-100000                            $0.20
                    100001-250000                           $0.20
                    250001-1000000                          $0.18
                    1000000+                                $0.15



Any PivX product wrapped by Prevention and sold by PivX worldwide will be deemed to include a twelve and a half percent (12.5%) commission on the sale price to PivX's customer which will be remitted to Prevention.